UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 13, 2022 (December 9, 2022)

Global Business Travel Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-39576	98-0598290
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 3rd Avenue, 4th Floor
New York, New York 10017
(Address of principal executive offices) (Zip Code)

(480) 909-1740
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.0001 per share	GBTG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michael Qualantone, the Chief Revenue Officer of Amex GBT, operated by Global Business Travel Group, Inc. (the “Company”), will retire from the Company at the end of June 2023 and transition his role to Rajiv Ahluwalia, EVP of Global Supplier Partnerships, effective January 1, 2023. Mr. Ahluwalia will report to Andrew Crawley, the Company’s Chief Commercial Officer. On December 9, 2022, GBT US LLC (“GBT US”), a subsidiary of the Company, entered into an Employment Transition and Separation Agreement (the “Separation Agreement”) with Mr. Qualantone which provides, among other things, that Mr. Qualantone will step down from his role as Chief Revenue Officer no later than December 31, 2022 and will continue to provide services as a non-officer employee of GBT US during a transition period until June 30, 2023 or an earlier termination of his employment. The Separation Agreement supersedes Mr. Qualantone’s Severance Protection Agreement with GBT US, dated November 29, 2021, and provides for certain severance payments and benefits to Mr. Qualantone upon the termination of his employment following the transition period, as described below.

During the transition period, Mr. Qualantone will continue to receive his base salary and be eligible to participate in the employee benefit plans of GBT US that are generally available to its employees. Provided that Mr. Qualantone continues to be employed in good standing until June 30, 2023, or if earlier, the date of his termination of employment by GBT US without cause or due to his death, Mr. Qualantone will separate from employment with GBT US and will receive, subject to execution of a release of claims and compliance with the terms of the Separation Agreement: amounts equal to continued base salary for two years, eighteen months of continued health care coverage at active employee rates, a bonus for 2023 equal to $325,000 (paid in 2024 when 2023 bonuses are paid) and continued vesting of his long-term incentive awards based on their original schedules (with options exercisable for the remainder of their terms). The Separation Agreement also provides that Mr. Qualantone will be eligible to participate in any tender offer launched by the Company within 90 days after the effective date of the Separation Agreement, with respect to Mr. Qualantone’s stock options granted prior to December 2, 2021. If Mr. Qualantone participates in any such tender offer, he would receive a number of restricted stock units equal to the quotient of (A) $6,000,000 (less the intrinsic value of any such options that are in-the-money as of the expiration of the tender offer) divided by (B) the greater of the closing price of the Company’s Class A common stock, par value $0.0001 per share, on the closing date of the tender offer or $5.00. The new restricted stock units would be eligible for continued vesting fifty percent on each of the first two anniversaries of the grant date provided that Mr. Qualantone complies with certain non-competition and non-solicitation of customers and employees restrictions for two years after separation, in addition to non-disparagement and confidentiality obligations.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

A copy of the Company’s press release relating to the announcement described in Item 5.02, dated December 13, 2022, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Exhibits.

Exhibit Number	Description
10.1	Employment Transition and Separation Agreement by and between Michael Qualantone and GBT US LLC, dated December 9, 2022.
99.1	Press Release of Global Business Travel Group, Inc., dated December 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BUSINESS TRAVEL GROUP, INC.

By:	/s/ Eric J. Bock
	Name:	Eric J. Bock
	Title:	Chief Legal Officer, Global Head of M&A and Compliance and Corporate Secretary

Date: December 13, 2022